SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 23, 2002

Commission File Number  0-28092

MEDICAL INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation or Organization)

04-2455639
(IRS Employer Identification No.)

Meditech Circle, Westwood, MA
(Address of principal executive offices)

02090
(Zip Code)

781 821-3000
(Registrant's telephone number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Medical Information Technology, Inc. (the Company) had engaged Arthur Andersen LLP (AA), as the Company's independent certifying accountants since 1971.
AA ceased their auditing practice during the year 2002. The reports of AA with respect to the Company for fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal years 2001 and 2000 and through October 23, 2002, there were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused AA to make reference to the subject matter of the disagreements in its report on the Company's financial statements for such years.

Pursuant to Item 304(a)(3) of Regulation S-K, AA would normally furnish us with a letter addressed to the SEC stating whether or not AA agrees with the above statements. The Company has attempted to obtain such letter. However, given the timing and circumstances surrounding AA's cessation of their audit practices out of their Boston office, none has been obtained.

On October 17, 2002, the Company engaged Ernst & Young, LLP as its independent certifying accountants for the year ending December 31, 2002. The appointment of Ernst & Young, LLP was approved by the Audit Committee of the Company's Board of Directors. During fiscal years ended December 31, 2001 and 2000 and the subsequent interim period commencing January 1, 2002, the Company did not consult with Ernst & Young, LLP regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with AA.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

There were no reports or exhibits filed during the quarter ended September 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL INFORMATION TECHNOLOGY, INC.
(Registrant)

October 23, 2002
(Date)

Barbara A. Manzolillo, Chief Financial Officer and Treasurer
(signature)

A. Neil Pappalardo, Chief Executive Officer and Chairman
(signature)